Exhibit 10.23

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT  TO AN
APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF   THE
EXCHANGE ACT OF 1934.

AMENDMENT NO. 2 TO LICENSE AGREEMENT

This Amendment No. 2 to the License Agreement (this “Amendment”) is made as of November 26, 2014, by and among Anthera Pharmaceuticals, Inc., a Delaware corporation (“Anthera”) and Amgen, Inc., a Delaware corporation (“Amgen”).

RECITALS

Whereas, Anthera and Amgen entered into that certain License Agreement dated December 18, 2007, as amended by that certain Amendment No. 1 to License Agreement dated October 16, 2009, with respect to the grant by Amgen to Anthera of an exclusive, royalty-bearing, worldwide license to develop, make and have made, market and sell products containing a molecule known as AMG 623 (as amended, the “License Agreement”);

Whereas, Anthera wishes to enter into a collaboration agreement with a Third Party (the “Collaboration Agreement”) whereby Anthera will grant a sublicense to the Licensed Patents and Licensed Technology in all or part of the Asian Sublicense Territory (as defined herein);

Whereas, Anthera is in discussions with a particular Third Party (the “Asian Third Party”) with respect to a possible Collaboration Agreement;

Whereas, Section 4.2(b) of the License Agreement provides for the payment by Anthera to Amgen of a milestone payment equal to [***] upon [***], which milestone has not been met as of the date of this Amendment;

Whereas, Section 4.3 of the License Agreement provides for the payment by Anthera to Amgen of certain royalties with respect to the worldwide sale of Licensed Products by Anthera;

Whereas, the License Agreement does not explicitly provide for the survival of sublicenses of Licensed Patents or Licensed Technology upon termination of the License Agreement pursuant to Article 9 thereof;

Whereas, Anthera and Amgen desire to amend the License Agreement to (i) adjust certain royalty and milestone payments payable to Amgen in light of the anticipated Collaboration Agreement, and (ii) to provide that sublicenses granted by Anthera in accordance with Section 2.2 of the License Agreement shall survive the termination of the License Agreement (the “Amendments”);

Whereas, as a condition to its willingness to enter into the Collaboration Agreement, the Asian Third Party requires that Anthera and Amgen enter into the Amendments; and

Whereas, Anthera has expressed an intent to issue shares of its Common Stock to Amgen on terms commensurate to and equal with the terms on which such shares are issued to the Asian Third Party pursuant to the Collaboration Agreement.

Now, Therefore, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, agree as follows:

1.          Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the License Agreement.

2.          Additional Defined Terms.  The following capitalized terms shall have the meanings provided below, and shall be deemed incorporated by the License Agreement effective immediately as of and contingent upon the signing of the Collaboration Agreement by all parties thereto:

(a)          “Asian Sublicense Territory” shall mean Japan, China (including Hong Kong), Singapore, Taiwan, Philippines, Thailand, Malaysia, Vietnam, Indonesia, and South Korea.

(b)          “Common Stock” shall mean the common stock of Anthera, par value $0.001 per share.

(c)           “Equity Grant” shall mean that number of shares of Common Stock as shall equal One Million Dollars ($1,000,000) divided by the VWAP for the twenty (20) trading days immediately before issuance of the Equity Grant.

(d)          “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

(e)          “Trading Market” shall mean whichever of the New York Stock Exchange, the NYSE Alternext (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

(f)           “VWAP” shall mean the volume weighted average price of the Common Stock on the Principal Trading Market, as reported by the Principal Trading Market.

3.          Amendment of Section 4.2(b) of the License Agreement.  Effective immediately as of and contingent upon the signing of the Collaboration Agreement by all parties thereto, the first milestone set forth in Section 4.2(b) of the License Agreement is hereby amended and restated in its entirety as follows:

Event [***]	Payment [***]

4.  Addition of Section 4.2(c) to the License Agreement.  Effective immediately as of and contingent upon the signing of the Collaboration Agreement by all parties thereto, a new Section 4.2(c) shall be added to the License Agreement as follows:

“(c) Equity Issuance.  Upon the signing of a Collaboration Agreement by Anthera with the Asian Third Party and any other parties thereto for the development or commercialization of Licensed Products in the Asian Sublicense Territory, Anthera shall issue to Amgen the Equity Grant pursuant to an instrument and ancillary documents mutually agreeable to Amgen and Anthera, each negotiating in good faith, and shall be subject to approval by the Board of Directors of Anthera.  The Equity Grant shall be on terms no less favorable to Amgen than those terms received by the Asian Third Party pursuant to the Collaboration Agreement and Stock Purchase Agreement between Anthera and the Asian Third Party. The Equity Grant shall be issued on the same date as the initial grant of Common Stock to the Asian Third Party.”

5.          Amendment of Section 4.3(a) of the License Agreement.  Effective immediately as of and contingent upon the signing of the Collaboration Agreement by all parties thereto, a new sentence shall be added to the end of Section 4.3(a) of the License Agreement as follows:

“Notwithstanding the foregoing, the royalty rate payable with respect to sales of Licensed Products in the Asian Sublicense Territory shall be equal to [***].”

6.          Survival of Sublicense.  The last sentence of Section 2.2 of the License Agreement shall be deleted and replaced with the following:

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

“Notwithstanding Sections 9.6 and 9.7 of the License Agreement, if this Agreement terminates for any reason, upon the election of any sublicensee of Anthera permitted by this Section 2.2, such sublicensee, from the effective date of such termination, automatically shall become a direct licensee of Amgen under rights and terms equivalent to the sublicense rights and terms which Anthera previously granted to such sublicensee under the applicable sublicense agreement; provided that, as a condition of receiving such direct license from Amgen, (a) the sublicensee must not be in material breach of this Agreement or such sublicense agreement as it relates to the rights under this Agreement sublicensed to the sublicensee, and if such sublicensee is in material breach of such sublicense agreement, Amgen shall have the right to terminate such sublicense agreement, and (b) the sublicensee must agree to assume all of Anthera’s future obligations (i.e., obligations after becoming such direct licensee) under this Agreement with respect to the rights sublicensed by Anthera to the sublicensee (including the territory, field of use, and products) under such sublicense agreement. For clarity, Section 9.6 shall not apply with respect to any rights granted to a sublicense that survive pursuant to this Section 2.2. For clarity, notwithstanding the foregoing, any sublicense agreement entered into by Anthera with any of its Affiliates shall terminate upon the termination of this Agreement.”

5.          Effect of Amendment.  This Amendment shall not constitute a waiver, amendment or modification of any other provision of the License Agreement or any other provision not expressly referred to herein.  Except as amended as set forth above, the License Agreement shall continue in full force and effect.  This Amendment shall automatically terminate and have no further force or effect in the event that Anthera has not entered into the Collaboration Agreement with the Asian Third Party on or prior to December 15, 2014.

6.          Entire Agreement.  This Amendment and the License Agreement together constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly superseded hereby.

7.          Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard to any conflicts of law principles that would provide for application of the law of a jurisdiction other than California.

8.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the License Agreement as of the date first set forth above.

ANTHERA PHARMACEUTICALS, INC.

By:	/s/Paul F. Truex
Paul F. Truex
President and Chief Executive Officer

AMGEN, INC.

By:	/s/David A Piacquad
David A Piacquad
Senior Vice President Business Development